As Filed with the Securities and Exchange Commission on February 28, 2013

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEROIL CORPORATION

(Exact name of Registrant as Specified in its charter)

Yukon Territory, Canada	1311	None
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

Level 3, Cairns Square

42-52 Abbott Street

Cairns, Queensland 4870, Australia

Telephone Number: +61 (7) 4046-4600

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

Telephone Number: (212) 894-8940

(Name, address, (including zip code) and telephone number (including area code)

of agent for service in the United States)

Copies to:

Geoffrey Applegate InterOil Corporation 111 Somerset Road #06-05 Tripleone Somerset Singapore +65-6507-0222	William B. Nelson, Esq. Haynes and Boone, LLP 1221 McKinney Street, Suite 2100 Houston, Texas 77010 (713) 547-2084 (713) 236-5557 (fax)	Y. Beth Riley Bennett Jones LLP 4500 Bankers Hall East Calgary, Alberta T2P 4K7 (403) 298-3100

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after effectiveness of this Registration Statement, as determined by market conditions.

Alberta

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A. ☐ Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B. ☑ At some future date (check the appropriate box below):

1. ☐ pursuant to Rule 467(b) on at (designate a time not sooner than 7 calendar days after filing)

2. ☐ pursuant to Rule 467(b) on at (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on     .

3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☑ After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf short form prospectus offering procedures, check the following box.  ☑

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities to be Registered(1)	Price(1)	Registration Fee(1)(2)
Common Shares, no par value
Debt Securities
Preferred Shares, no par value
Warrants
Total	US$1,000,000,000	US$136,400.00

(1)	There are being registered under this Registration Statement such indeterminate principal amount of unsecured debt securities consisting of debentures, notes or other unsecured evidence of indebtedness, common shares (no par value), preferred shares (no par value) and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions, as shall have an aggregate initial offering price not to exceed $1,000,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this Registration Statement. Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to $56,391,125 of securities previously registered but unsold pursuant to registration statement no. 333-169536 filed by the Registrant on Form F-10 on September 23, 2010 for which a filing fee of $4,021 was previously paid. In accordance with Rule 457(p), the previously paid amount offset a portion of the total filing fee otherwise due. The balance of $132,119 is being paid in connection with the filing of this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, or such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Base Shelf Prospectus

No securities regulatory authority has expressed an opinion about these securities and it is an offense to claim otherwise.

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in the Province of Alberta but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

This short form prospectus has been filed under legislation in the Province of Alberta that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed an opinion about these securities and it is an offense to claim otherwise.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of InterOil Corporation, 111 Somerset Road, #06-05 Tripleone Somerset, Singapore, Telephone: +65-6507-0222, and are also available electronically at www.sedar.com.

Preliminary Short Form Base Shelf Prospectus

New Issue	February 28, 2013

INTEROIL CORPORATION

U.S. $1,000,000,000

Common Shares

Preferred Shares

Warrants

Debt Securities

We may offer, from time to time under this short form prospectus, during the 25-month period that this short form prospectus, including any amendments hereto, remains effective, the securities listed above in one or more series or issuances, with the total initial offering price, in the aggregate, not to exceed U.S. $1,000,000,000 (or the equivalent in other currencies or currency units). Our securities may be offered separately or together, in amounts, at prices and on terms as we may determine based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We will provide the specific terms of any offering of these securities and all shelf information omitted from this base shelf prospectus in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer securities unless accompanied by a shelf prospectus supplement. All information to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this base shelf prospectus for the purpose of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the shelf prospectus supplement pertains. Any net proceeds we expect to receive from the issue of our securities will be set forth in a prospectus supplement.

This prospectus does not qualify for issuance of debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this prospectus may qualify for issuance debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

Investing in our securities involves risks. Please carefully consider the “Risk Factors” included herein and those described in the documents incorporated by reference into this prospectus.

The majority of our ‘net cash (used in)/generated from operating activities’ adjusted for ‘proceeds from/(repayments of) working capital facilities’ are used in exploration of our petroleum prospecting licenses, and our appraisal and development programs for the Elk, Antelope and Triceratops fields in Papua New Guinea. Our net cash from operating activities is not sufficient to fund those exploration, appraisal and development programs.

Our common shares trade under the symbol “IOC” on the New York Stock Exchange. The last reported sale price of our common shares on the New York Stock Exchange on February 27, 2013 was U.S.$73.43 per share.

There is no market through which our debt securities, preferred shares or warrants may be sold and you may not be able to resell any debt securities, preferred shares or warrants purchased under this prospectus or any prospectus supplement. This may affect the pricing of the debt securities, preferred shares or warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See “Risk Factors”.

The debt securities will be deemed to be unsecured obligations constituting subordinated indebtedness for the purposes of the Bank Act (Canada) and will not constitute deposits that are incurred under the Canada Deposit Insurance Corporation Act (Canada).

In this prospectus and in any prospectus supplement, unless otherwise specified or the context requires, all dollar amounts are expressed in U.S. dollars.

We are permitted under a multi-jurisdictional disclosure system adopted by the United States to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, which are subject to Canadian auditing and auditor independence standards and are therefore different from United States generally accepted accounting principles (“U.S. GAAP”). They may not be comparable to financial statements of United States companies. We are not required to prepare a reconciliation of the differences between IFRS and US GAAP.

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Owning the securities may subject you to tax consequences both in the United States and Canada. This prospectus, or any applicable prospectus supplement, may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement.

Phil E. Mulacek, our Chief Executive Officer, Collin F. Visaggio, our Chief Financial Officer, and Gaylen Byker, our Chairman of the Board, each signed the certificate under Part 5 of NI 41-101 and reside outside of Canada. Although these persons have appointed Lackowicz & Hoffman, 300-204 Black Street, Whitehorse, Yukon Y1A 2M9 as their agent for service of process in the Province of Alberta, it may not be possible for investors to enforce judgments obtained in Canada against them.

No underwriter has been involved in the preparation of, or has performed a review of, the contents of this prospectus.

We may sell securities to or through underwriters or dealers or directly to investors or through agents. The prospectus supplement relating to a particular offering of securities will identify each person who may be deemed to be an underwriter with respect to such offering and will set forth the terms of the offering of the securities, including, to the extent applicable, the type of securities offered, the number of securities offered, the initial offering price, and, in the case of debt securities, the aggregate principal amount of debt authorized denominations, the interest rate, the proceeds that we will receive, the underwriting discounts or commissions and any other discounts or concessions to be allowed or reallowed to dealers. The managing underwriter or underwriters with respect to securities sold to or through underwriters will be named in the related prospectus supplement. See “Plan of Distribution”.

In connection with any offering of securities, underwriters who participate in a distribution of securities may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. For further information about market stabilization, see “Plan of Distribution”.

You should rely only on the information in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

Our corporate head office is located at Level 3, Cairns Square, 42-52 Abbott Street, Cairns, Queensland 4870, Australia and our registered office is located at 300-204 Black Street, Whitehorse, Yukon YIA 2M9, Canada.

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ABOUT THIS PROSPECTUS

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in U.S. dollars. Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is determined using IFRS. Except as set forth under “Description of Debt Securities”, and unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “InterOil”, the “Corporation”, “we”, “us” and “our” mean InterOil Corporation and its subsidiaries, partnership interests and joint venture investments.

This prospectus provides a general description of the securities that we may offer. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering of securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before investing in any securities, you should read both this prospectus and any applicable prospectus supplement together with additional information described below under “Documents Incorporated by Reference” and “Available Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted by law. You should bear in mind that although the information contained in, or incorporated by reference in, this prospectus is intended to be accurate as of the date on the front of such documents, such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this prospectus and by any subsequently filed prospectus amendments.

NON-IFRS MEASURES

We have included “EBIT” as a non-IFRS performance measure in this prospectus. EBIT does not have any standardized meaning prescribed by IFRS and therefore is considered a non-IFRS measure. Therefore, EBIT may not be comparable to similar measures presented by other issuers or other similar non-IFRS performance measures included in our other filing documents. EBIT has been described and presented in this document in order to provide shareholders and potential investors with additional information regarding our liquidity and ability to generate funds to finance our operations. Accordingly, EBIT measure is presented as additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. EBIT has been reconciled to “Profit/(loss) for the period” disclosed in our Annual Financial Statements (as defined below), which are incorporated by reference in this prospectus. These reconciliations have been disclosed under the heading “Earnings Coverage” of this prospectus.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

This prospectus and the documents incorporated by reference have been, and any prospectus supplement will be, prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all reserve and resource estimates included in this prospectus and any prospectus supplement have been, and will be, prepared in accordance with National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As at the date hereof, we do not have any reserves, including proved reserves, as defined under NI 51-101. NI 51-101 is a national instrument adopted by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning oil and gas activities.

Canadian oil and gas disclosure standards in NI 51-101 differ significantly from the disclosure standards of the SEC, and reserve and resource information contained in or incorporated by reference into this prospectus and any prospectus supplement may not be comparable to similar information disclosed by U.S. companies. In particular, NI 51-101 permits oil and gas issuers, in their filings with Canadian securities regulatory authorities, to disclose not only proved, probable and possible reserves but also resources, and to disclose reserves and production on a gross basis before deducting royalties. Probable reserves, possible reserves and resources are of a higher risk and are less likely to be accurately estimated or recovered than proved reserves. The SEC definitions of proved, probable and possible reserves are different from the definitions contained in NI 51-101; therefore, proved, probable and possible reserves disclosed in compliance with NI 51-101 may not be comparable to United States standards. The SEC requires United States oil and gas reporting companies to disclose only proved reserves after the deduction of royalties and production due others, but permits the optional disclosure of probable and possible reserves. In addition, we are permitted to disclose estimates of resources in accordance with Canadian securities laws. The SEC does not permit the disclosure of resources in reports filed with it by United States oil and gas reporting companies. Resources are not, and should not be confused with, reserves. Moreover, pursuant to NI 51-101, we are permitted to determine and disclose the net present value of future net revenue from reserves using forecast prices and costs. The SEC requires that reserves and related future net revenue be estimated based on historical 12-month average prices, but permits the optional disclosure of revenue estimates based on different price and cost criteria, including standardized future prices. Accordingly, information concerning oil and gas reserves and resources disclosed by us may not be comparable with information made public by companies that report in accordance with United States standards.

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FORWARD-LOOKING STATEMENTS

Certain statements contained in, or incorporated by reference into, this prospectus are forward-looking statements as defined in the Canadian and U.S. federal securities laws. Such statements are generally identifiable by the terminology used, such as “may,” “plans,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “forecasts,” “budgets,” “targets” or other similar wording suggesting future outcomes or statements regarding an outlook. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of historical fact, included in or incorporated by reference in this prospectus are forward-looking statements. Forward-looking statements include, without limitation, statements regarding our business strategies and plans; plans for our exploration (including drilling plans) and other business activities and results therefrom; characteristics of our properties; entering into definitive agreements with our joint venture partners; the construction of proposed liquefaction facilities (the “LNG Project”) and condensate stripping facilities (the “Condensate Stripping Project”) in Papua New Guinea; the development of the LNG Project and the Condensate Stripping Project; the timing and cost of such development; the commercialization and monetization of any resources; whether sufficient resources will be established; the likelihood of successful exploration for gas and gas condensate or other hydrocarbons; re-commissioning of our catalytic reformer unit; cash flows from operations; sources of capital and its sufficiency; operating costs; contingent liabilities; environmental matters; and plans and objectives for future operations; the timing, maturity and amount of future capital and other expenditures.

Many risks and uncertainties may impact the matters addressed in these forward-looking statements, including but not limited to:

•	our ability to finance the construction and development of the LNG Project and the Condensate Stripping Project;
•	our ability to negotiate definitive agreements following conditional agreements or heads of agreement relating to the development of the LNG Project and the Condensate Stripping Project, or to otherwise negotiate and secure arrangements with other entities for such development and the associated financing thereof;
•	the uncertainty associated with the availability, terms and deployment of capital;
•	our ability to construct and commission our the LNG Project and the Condensate Stripping Project together with the construction of the common facilities and pipelines, on time and within budget;
•	our ability to obtain and maintain necessary permits, concessions, licenses and approvals from relevant State authorities to develop our gas and condensate resources and to develop the LNG Project and the Condensate Stripping Project within reasonable time periods and upon reasonable terms;
•	the inherent uncertainty of oil and gas exploration activities;
•	the availability of crude feedstock at economic rates;
•	the uncertainty associated with the regulated prices at which our products may be sold;
•	difficulties with the recruitment and retention of qualified personnel;
•	losses from our hedging activities;
•	fluctuations in currency exchange rates;
•	political, legal and economic risks in Papua New Guinea;
•	landowner claims and disruption;
•	compliance with and changes in Papua New Guinean laws and regulations, including environmental laws;
•	the inability of our refinery to operate at full capacity;
•	the impact of competition;
•	the adverse effects from importation of competing products contrary to our legal rights;
•	the margins for our products and adverse effects on the value of our refinery;
•	inherent limitations in all control systems, and misstatements due to errors that may occur and not be detected;
•	exposure to certain uninsured risks stemming from our operations;
•	contractual defaults;

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•	interest rate risk;
•	weather conditions and unforeseen operating hazards;
•	general economic conditions, including any further economic downturn, the availability of credit, the European sovereign debt credit crisis and the downgrading of United States government debt;
•	the impact of our current debt on our ability to obtain further financing;
•	risk of legal action against us; and
•	law enforcement difficulties.

Forward-looking statements and information are based on our current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial conditions and performance, business prospects, strategies, regulatory developments, the ability to attract joint venture partners, future hydrocarbon commodity prices, the ability to secure adequate capital funding, the ability to obtain equipment in a timely manner to carry out development activities, the ability to market products successfully to current and new customers, the effects from increasing competition, the ability to obtain financing on acceptable terms, and the ability to develop reserves and production through development and exploration activities. Although we consider these assumptions to be reasonable based on information currently available to us, they may prove to be incorrect.

The forward-looking statements included in this prospectus are made only as of the date of this prospectus and are qualified by this cautionary statement. Except as required by applicable Canadian securities law, we do not undertake to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

Given the risks and uncertainties of our business, including those incorporated by reference in this prospectus and in any prospectus supplement under the heading “Risk Factors”, actual results may differ materially from those expressed or implied by forward-looking statements. In light of these risks, uncertainties and assumptions, prospective investors should not place undue reliance on forward-looking statements and should be aware that the forward-looking statements described in this prospectus (and in any prospectus supplement) and the documents incorporated by reference in this prospectus (and in any prospectus supplement) may not occur.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation continued under the laws of the Yukon Territory, Canada and substantially all of our assets are located in the Independent State of Papua New Guinea. Most of our directors and officers are not residents of the United States of America. As a result, it may be difficult for United States investors to effect service of process within the United States on us or our directors or officers or to enforce in the United States upon judgments of courts of the United States predicated upon civil liability under United States federal securities laws against us or our directors or officers.

Phil E. Mulacek, our Chief Executive Officer, Collin F. Visaggio, our Chief Financial Officer, and Gaylen Byker, our Chairman of the Board, each signed the certificate under Part 5 of NI 41-101 and reside outside of Canada. Although these persons have appointed Lackowicz & Hoffman, 300-204 Black Street, Whitehorse, Yukon Y1A 2M9 as their agent for service of process in the Province of Alberta, it may not be possible for investors to enforce judgments obtained in Canada against them. All of our directors and officers, other than Ford Nicholson, are residents outside of Canada and, accordingly, it may not be possible for investors to enforce judgments obtained in Canada against them. In addition, substantially all of our assets are located outside of Canada, and it may not be possible for investors to enforce judgments in Canada against our assets.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents have been filed with the securities commission or similar regulatory authority in the Province of Alberta and are specifically incorporated by reference in, and form an integral part of, this prospectus:

(a) our audited consolidated balance sheets as at December 31, 2012, 2011 and 2010, and our consolidated statements of income, comprehensive income, changes in equity and cash flows for the three years ended December 31, 2012, together with the auditors’ report thereon dated February 27, 2013 (“Annual Financial Statements”);

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(b) our management discussion and analysis dated February 27, 2013 for the year ended December 31, 2012;

(c) our annual information form dated February 27, 2013 for the year ended December 31, 2012; and

(d) our information circular filed on May 18, 2012 relating to our annual meeting of shareholders held on June 15, 2012.

Any material change reports (excluding confidential reports), comparative interim financial statements, comparative annual financial statements and auditors’ reports thereon, management’s discussion and analysis of financial condition and results of operations, information circulars and any other documents required to be incorporated by reference pursuant to Section 11.1 of Form 44-101 of National Instrument 44-101 — Short Form Prospectus Distribution (“NI 44-101”) if filed in the Province of Alberta after the date of this prospectus and before the termination of any distribution made pursuant to this prospectus and the applicable prospectus supplement are deemed to be incorporated by reference in this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this prospectus forms a part. In addition, we have and will incorporate by reference into this prospectus any documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934 (the “U.S. Exchange Act”). Our U.S. filings are electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and may be accessed at www.sec.gov.

Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar regulatory authorities in the Province of Alberta and the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary at InterOil Corporation, 111 Somerset Road, #06-05 Tripleone Somerset, Singapore, Telephone +65-6507-0222 or by accessing disclosure documents available through the Internet on the Canadian System for Document Analysis and Retrieval (SEDAR) at www.sedar.com.

Exemption From National Instrument 44-101 – Short Form Prospectus Distribution

On September 20, 2010, the Alberta Securities Commission, on behalf of itself and on behalf of the British Columbia Securities Commission and the Ontario Securities Commission, issued a decision (2010 ABASC 44) under the Process for Exemptive Relief Applications in Multiple Jurisdictions under Multilateral Instrument 11-102 - Passport System and under the securities legislation of each of Alberta, British Columbia and Ontario, respectively, pursuant to which we were granted an exemption from the qualification criteria that our common shares be listed and posted for trading on a short form eligible exchange (as such term is defined in NI 44-101, as required in subsection 2.2(e) of NI 44-101 and subsections 2.2(1), 2.2(2) and 2.2(3)(b)(iii) of National Instrument 44-102 Shelf Distributions.

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OUR BUSINESS

Overview

We are developing a fully integrated energy company operating in Papua New Guinea and its surrounding Southwest Pacific region. Our operations are organized into four major business segments:

Segments	Operations

Upstream	Exploration and Production – Explores, appraises and develops crude oil and natural gas structures in Papua New Guinea. Developing infrastructure for the Elk and Antelope fields which includes wells, gas gathering pipelines, the Condensate Stripping Project and pipelines to deliver natural gas to the Midstream Liquefaction segment and condensate to the Midstream Refining segment. This segment is also conducting appraisal drilling of the Triceratops field and manages our construction business which services our development projects underway in Papua New Guinea.

Midstream

Refining – Produces refined petroleum products at Napa Napa in Port Moresby, Papua New Guinea for the domestic market and for export.

Liquefaction – Developing the LNG Project in Papua New Guinea for the export of liquefied natural gas.

Downstream	Wholesale and Retail Distribution – Markets and distributes refined products domestically in Papua New Guinea on a wholesale and retail basis.

Corporate	Corporate – Provides support to our other business segments by engaging in business development and improvement activities and providing general and administrative services and management, undertakes financing and treasury activities, and is responsible for government and investor relations. General and administrative and integrated costs are recovered from business segments on an equitable basis. This segment also manages our shipping business which currently operates two vessels transporting petroleum products for our Downstream segment and external customers, both within Papua New Guinea and for export in the South Pacific region. Our Corporate segment results also include consolidation adjustments.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider and evaluate all of the information contained in this short form prospectus (and in the documents incorporated herein by reference) and those described in a prospectus supplement relating to a specific offering of securities before you decide to purchase our securities. In particular, you should carefully consider and evaluate the many significant risks and uncertainties described in the documents incorporated by reference herein, including specifically the risk factors set out in “Risk Factors” in our annual information form dated February 27, 2013 for the year ended December 31, 2012 and our management discussion and analysis dated February 27, 2013 for the year ended December 31, 2012. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our securities. As a result, you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement relating to an offering of securities, we intend to use the net proceeds from the sale of securities generally for the development and construction of proposed upstream gas facilities (including wells, gas gathering pipelines, condensate stripping plants, condensate pipeline, condensate storage and loading, gas pipeline, and other upstream gas related facilities), the development and construction of proposed midstream LNG facilities (liquefaction plants, LNG storage and loading, export terminal, and other midstream related LNG facilities), and exploration and development activities, all in Papua New Guinea, in addition to general corporate purposes as appropriate. Related facilities will include jetty, camps, roads, access ways, land and licenses.

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Pending such use, we will invest the net proceeds from any offering of securities in short term investments. We will re-allocate the funds only for sound business reasons. The amount of net proceeds to be used for any such purpose will be described in each applicable prospectus supplement.

We may need to initially fund certain aspects of both the planned upstream gas facilities and the midstream LNG facilities before our partners provide their portion of the funding, as described above.

EARNINGS COVERAGE

The following earnings coverage ratios have been calculated on a consolidated basis and are derived from audited financial information for the year ended December 31, 2012. The earnings coverage ratios do not give effect to the issue of any securities offered by this prospectus, since the aggregate principal amount of securities that may be issued under this prospectus and their terms are not presently known. The earnings coverage ratios set out below do not purport to be indicative of earnings coverage ratios in any future period.

12 Months Ended
December 31, 2012
(US$ in thousands)
Interest expense on long term debt(1)	$13,368
Earnings Before Interest and Taxes (“EBIT”) (2)	$19,508
Earnings coverage on long term debt(3)	1.5

Notes:

(1)

Interest expense on long term debt has been adjusted from the reported interest expense for the year to account for the additional interest expense that will be incurred on the $100.0 million syndicated secured term loan facility from BNP Paribas Singapore, Bank of South Pacific Limited and the Australia and New Zealand Banking Group (PNG) Limited which was drawn down on November 9, 2012, and was used to fully repay the OPIC term loan of $31.0 million on the same date. The reconciliation of the total ‘Finance costs’ of $28.6 million to the ‘Interest expense on long term debt’ above is noted below:

12 Months Ended
December 31, 2012
(US$ in thousands)
Finance costs in Consolidated Income Statement	$28,615
Less: Working capital facilities and other short term finance costs	$(8,817)
Less: Payment/expensing of one-off interest withholding tax on certain intercompany loan interest accrued from January 2007 to October 2012 and settled in November 2012	$(9,839)
Add: Additional interest that would have been incurred on the $100.0 million syndicated secured term loan over and above the OPIC secured term loan fully repaid	$3,409
Interest expense on long term debt	$13,368

(2)	EBIT is a non-IFRS measure and has been calculated by adding back ‘Finance costs’ and ‘Income taxes’ expense to the ‘Profit/(loss) for the period’ disclosed in our Consolidated Income Statement. See “Non-IFRS measures” in this prospectus.

12 Months Ended
December 31, 2012
($ in thousands)
Profit/(loss) for the period	$1,604
Add: Finance costs	$28,615
Add Income taxes	$(10,711)
EBIT	$19,508

(3)	Earnings coverage on long-term debt on an earnings basis is equal to earnings before interest and income tax expense divided by interest expense. For purposes of calculating the interest coverage ratios set forth in this prospectus, long-term debt includes the current portion of long-term debt. The ratio has been calculated excluding the carrying charges for the working capital facilities and other short term interest obligations as this debt is reflected as current liabilities and is short term in nature.

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If we offer debt securities having a term to maturity in excess of one year or any preferred shares under this prospectus and any applicable prospectus supplement, the prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

CHANGES TO THE CAPITAL OF INTEROIL

Since December 31, 2012, on a consolidated basis there have been no material changes in our share or loan capital.

There are an aggregate of 48,607,398 common shares issued and outstanding as at the date hereof.

MARKET FOR SECURITIES

Our common shares are listed and posted for trading on the New York Stock Exchange under the symbol “IOC”. We are also listed on the Port Moresby Stock Exchange under the symbol IOC in Papua New Guinea. The following table sets forth the high and low sale prices and the trading volumes for the common shares on a monthly basis as reported by the New York Stock Exchange for the twelve-month period before the date of this short form prospectus:

	Price Range
	High	Low	Volume (Number of Common Shares)
2013

February (through February 27)	$77.45	$56.00	13,367,682
January	$62.22	$52.77	13,574,046
2012
December	$61.38	$50.90	14,180,155
November	$67.95	$53.65	16,616,498
October	$79.88	$63.15	13,731,078
September	$99.05	$73.12	17,461,682
August	$91.88	$75.37	16,821,888
July	$88.58	$68.18	11,357,271
June	$74.70	$57.58	13,502,935
May	$67.24	$47.33	14,766,262
April	$61.98	$49.01	17,564,908
March	$62.75	$47.02	17,949,188
February	$75.87	$58.84	15,212,172

PRIOR SALES

During the twelve-month period preceding the date of this short form prospectus:

•	an aggregate of 375,760 common shares were issued from time to time upon the exercise of options;

•	an aggregate of 75,917 common shares have been issued at various times upon the vesting of restricted stock units;

•	an aggregate of 90,000 options have been granted at various times with an exercise price of $57.24 per share; and

•	an aggregate of 97,850 restricted stock units have been granted at various times.

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DESCRIPTION OF COMMON SHARES

The following describes the terms and provisions of our existing share capital.

Authorized Capital

Our authorized capital consists of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series, with 1,035,554 Series A Preferred Shares authorized. As of February 28, 2013, 48,608,748 common shares and nil Series A Preferred Shares were issued and outstanding.

Common Shares

Holders of common shares are entitled to vote at any meeting of our shareholders and to one vote per share held, to receive, out of all profits or surplus available for dividends, any dividends declared by us on the common shares, and to receive our remaining property in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary.

Options

We have a stock incentive plan that allows directors, executive officers, other key employees and consultants to acquire common shares. Option exercise prices are governed by the plan rules and equal the market price for the common shares on the date the options were granted. Options granted under the plan generally are fully vested after two years or more and expire five years after the grant date, although some have shorter and some have longer vesting periods. Default provisions in the plan rules provide for immediate vesting of granted options and expire ten years after the grant date.

As of February 28, 2013, there were options outstanding to purchase 1,066,667 common shares pursuant to our stock incentive plan.

Restricted Stock Units

In addition to the options noted above, our stock incentive plan also allows directors, executive officers, other key employees and consultants to acquire our common shares pursuant to restricted stock units granted by us. As of February 28, 2013, restricted stock units entitling directors, executive officers, other key employees and consultants rights to 151,821 common shares were outstanding pursuant to our stock incentive plan. The restricted stock units provided those individuals with the right to receive common shares upon vesting. Vesting generally occurs in two equal tranches.

Other Instruments Convertible into or Exchangeable for Our Common Shares

We have issued $70,000,000 in principal amount of unsecured 2.75% convertible notes due November 15, 2015. The note holders have the right to convert their note into our common shares. At February 28, 2013, rights to convert up to 732,025 common shares remained outstanding.

In addition, we have granted the parties to an indirect participation agreement the right to convert their rights under that agreement into our common shares. Certain investors under that agreement have waived their conversion right. At February 28, 2013, rights to convert up to 140,480 common shares remained outstanding.

DESCRIPTION OF PREFERRED SHARES

We are authorized to issue an unlimited number of preferred shares. The preferred shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by unanimous resolution of our board of directors. Subject to the provisions of the Business Corporations Act (Yukon), our directors may, by unanimous resolution, fix from time to time, before the issue thereof, the designation, rights, privileges, restrictions and conditions attaching to each series of the preferred shares.

We have authorized the issuance of 1,035,554 Series A Preferred Shares, of which nil were outstanding as of February 28, 2013. Each Series A Preferred Share is convertible into one common share, subject to certain adjustments.

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DESCRIPTION OF WARRANTS

As of February 28, 2013, there were nil warrants outstanding to purchase our common shares.

We may issue warrants entitling the holder to purchase our debt securities, preferred shares or common shares as described in the prospectus supplement relating to the issuance of warrants. Warrants may be issued independently or together with other of our securities and may be attached to or separate from other securities.

The prospectus supplement will describe the terms of any warrants offered, including the following:

•	the number of warrants to be registered and the purchase price and manner of payment to acquire the warrants;

•	a description, including amount, of the debt securities, preferred shares or common shares which may be purchased upon exercise of the warrants;

•	the exercise price which must be paid to purchase the debt securities, preferred shares or common shares upon exercise of a warrant and any provisions for changes or adjustments in the exercise price;

•	any date on which the warrants and the related debt securities, preferred shares or common shares will be separately transferable;

•	the dates on which the right to exercise the warrants shall commence and expire and the manner in which the warrants may be exercised;

•	any other material terms of the warrants; and

•	whether the warrants will be subject to redemption or call and the terms of such redemption or call.

Holders of warrants will not have any of the rights of holders of our debt securities, preferred shares or common shares that may be purchased upon exercise until they exercise the warrants and receive the underlying securities. These rights include the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indentures or to receive payments of dividends on the preferred shares or common shares which may be purchased upon exercise or to exercise any voting right.

We reserve the right to set forth in a prospectus supplement specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such warrants.

We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities. We will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a prospectus supplement. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Any debt securities will be issued under an indenture (the “Indenture”), dated August 6, 2008, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available as described below under “Available Information”.

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We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. This prospectus does not qualify for issuance debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this prospectus may qualify for issuance debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

The following is a summary of important provisions of the Indenture. For additional information, you should read the Indenture that is found as an exhibit to the registration statement filed with the SEC and available on SEDAR at www.sedar.com.

General

The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture. It provides that debt securities will be in registered form, may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency. Certain material Canadian and United States federal income tax considerations applicable to any debt securities, and special tax considerations applicable to the debt securities denominated in a currency or currency unit other than Canadian or U.S. dollars, will be described in the prospectus supplement relating to the offering of debt securities.

The prospectus supplement will set forth the following terms relating to the debt securities being offered:

•	the title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	the person to whom any interest on a debt security of the series shall be payable;

•	the date or dates on which the principal of (and premium, if any, on) any debt securities of the series is payable;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which interest will be payable and the regular record date for interest payable on any interest payment date;

•	the place or places where principal and any premium and interest are payable;

•	the period or periods if any within which, the price or prices at which, the currency or currency units in which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the terms and conditions upon which debt securities of the series may be redeemed or purchased, in whole or in part pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiples of $1,000, the denominations in which the debt securities are issuable;

•	if the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•	the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series will be payable, and any related terms;

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•	if the principal of or any premium or interest on any debt securities of the series is to be payable, at our election or the election of the holders, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, specific information relating to the currency, currencies or currency units, and the terms and conditions relating to any such election;

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series that is payable upon acceleration of maturity;

•	if the principal amount payable at maturity of the debt securities of the series is not determinable prior to maturity, the amount that is deemed to be the principal amount prior to maturity for purposes of the debt securities and the Indenture;

•	if applicable, that the debt securities of the series are subject to defeasance and/or covenant defeasance;

•	if applicable, that the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, if so, the depositary for the global securities, the form of any legend or legends which will be borne by such global securities and any additional terms related to the exchange, transfer and registration of securities issued in global form;

•	any addition to or change in the events of default applicable to the debt securities of the series and any change in the right of the Trustee or the holders of the debt securities to accelerate the maturity of the debt securities of the series;

•	any addition to or change in the covenants described in this prospectus applicable to the debt securities of the series;

•	the extent and manner, if any, to which payment of the debt securities will be senior or subordinated to our other indebtedness, and whether any obligations with respect to the debt securities will be granted by any other person;

•	whether the debt securities will be convertible into securities or other property, including our common shares or other securities, whether in addition to, or in lieu of, any payment of principal or other amount or otherwise, and whether at our option or otherwise, the terms and conditions relating to conversion of the debt securities, and any other provisions relating to the conversion of the debt securities;

•	any provisions relating to or permitting or restricting the issuance of additional securities, the incurring of additional indebtedness and any material negative covenants;

•	our obligation, if any, to pay to holders of any debt securities of the series amounts as may be necessary so that net payments on the debt security, after deduction or withholding for or on account of any present or future taxes and other governmental charges imposed by any taxing authority upon or as a result of payments on the securities, will not be less than the gross amount provided in the debt security, and the terms and conditions, if any, on which we may redeem the debt securities rather than pay such additional amounts;

•	whether we will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and

•	any other terms of the series of debt securities.

We reserve the right to set forth in a prospectus supplement specific terms of the debt securities that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the Indenture does not afford the holders the right to tender debt securities to us for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest, in the event we should become involved in a highly leveraged transaction or in the event of a change in control of us.

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Debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we may, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be unsecured obligations and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness.

We are a holding company that conducts substantially all of our operations and holds substantially all of our assets through our subsidiaries. As at December 31, 2012, our subsidiaries had outstanding $183.82 million aggregate principal amount of short-term and long-term debt (excluding working capital facilities and intercompany indebtedness). The debt securities issued under this prospectus will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness of our subsidiaries.

Form, Denominations and Exchange

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issuable solely as registered securities without coupons in denominations of $1,000 and integral multiples of $1,000, or in such other denominations as may be set out in the terms of the debt securities of any particular series. The Indenture also provides that debt securities of a series may be issuable in global form.

Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

The applicable prospectus supplement may indicate the places to register a transfer of debt securities, if other than the corporate trust office of the Trustee. Except for certain restrictions set forth in the Indenture, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to: (i) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or (iii) issue, register the transfer of or exchange any debt securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and premium, if any, and interest, if any, on debt securities will be made at the corporate trust office of the Trustee, The Bank of New York Trust Company, N.A., New York, New York 10005, or we may choose to pay principal, interest and any premium by (i) check mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or (ii) wire transfer to an account located in the United States of the person entitled to receive payments as specified in the securities register.

Unless otherwise indicated in the applicable prospectus supplement, payment of any interest will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

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Global Securities

The registered debt securities of a series may be issued in whole or in part in global form (a “Global Security”) and will be registered in the name of and be deposited with a depository (the “Depositary”), or its nominee, each of which will be identified in the prospectus supplement, if the depository is other than The Depository Trust Company (“DTC”) and if the Trustee’s nominee is other than Cede & Co. Unless and until exchanged, in whole or in part, for debt securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of the successor.

Unless otherwise indicated in an applicable prospectus supplement with respect to a series of debt securities, DTC, New York, New York, will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s nominee. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Exchange Act. Direct participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

If other than as described below, the specific terms of the depository arrangement with respect to any portion of a particular series of debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such persons having accounts with such Depositary or its nominee (“participants”). Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the Depositary for a Global Security or its nominee is the registered owner of the Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued or if there has occurred and be continuing an event of default under the Indenture. The Depositary will have no knowledge of the actual beneficial owners of the debt securities; the Depositary’s records will reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Any payments of principal, premium, if any, and interest on Global Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such debt securities. None of us, the Trustee or any paying agent for debt securities represented by the Global Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

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Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the Indenture.

Any redemption notices relating to the debt securities will be sent to the Depositary. If less than all of the debt securities of a series are being redeemed, the Depositary may determine by lot the amount of the interest of each direct participant in the series to be redeemed. Neither the Depositary nor its nominee will consent or vote with respect to debt securities unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its procedures, the Depositary may send a proxy to us as soon as possible after the record date for a consent or vote. The proxy would assign the Depositary’s nominee’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the relevant record date.

No Global Security may be exchanged in whole or in part, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for the Global Security or its nominee unless (1) the Depositary (A) has notified us that it is unwilling or unable to continue as Depositary for the Global Security or (B) has ceased to be a clearing agency registered under the U.S. Exchange Act, or (2) there shall have occurred and be continuing an event of default under the Indenture.

Covenants

Except to the extent that covenants are modified, deleted or added with respect to any series of debt securities, as provided in an applicable prospectus supplement with respect to such series of debt securities, we will covenant with respect to each series of debt securities to:

•	duly and punctually pay amounts due on the debt securities;

•	maintain an office or agency where debt securities may be presented or surrendered for payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us may be served;

•	deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate stating whether or not we are in default under the Indenture;

•	pay before delinquency, taxes, assessments and governmental charges and lawful claims for labour, materials and supplies which, if unpaid, might by law become a lien upon our property, subject to our right to contest the validity of a charge, assessment or claim in good faith; and

•	maintain and keep in good condition properties used or useful in the conduct of our business and make necessary repairs and improvements as in our judgment are necessary to carry on our business; provided, that we may discontinue operating or maintaining any of our properties if, in our judgment, the discontinuance is desirable in the conduct of our business and not disadvantageous in any material respect to the holders of the debt securities.

Subject to the provision described under the heading “Description of Debt Securities— Mergers, Consolidations and Sales of Assets” below, we will also covenant that we will do all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided that we are not required to preserve any right or franchise if the board of directors determines that preservation of the right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

Waiver of Covenants

Except as otherwise provided in an applicable prospectus supplement with respect to any series of debt securities under the Indenture, we may omit in any particular instance to comply with any term, provision or condition in any covenant for such series, if before the time for such compliance the holders of a majority in principal amount of the outstanding securities of the series waive compliance with the applicable term, provision or condition.

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Mergers, Consolidations and Sales of Assets

We may consolidate or amalgamate with or merge into or enter into any statutory arrangement for such purpose with any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, so long as, among other requirements:

•	the successor to the consolidation, amalgamation, merger or arrangement is organized under the laws of Canada, or any Province or Territory, the United States of America, or any State or the District of Columbia, and expressly assumes the obligation to pay the principal of and any premium and interest on all of the debt securities and perform or observe the covenants and obligations contained in the Indenture;

•	immediately after giving effect to the transaction, no Event of Default, or event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing; and

•	if, as a result of any such consolidation, amalgamation, merger or arrangement, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, we or our successor, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby.

Upon any consolidation, amalgamation, merger or arrangement of us or conveyance, transfer or lease of our properties and assets substantially as an entirety, our successor will succeed to every one of our rights and powers under the Indenture, and we will be relieved of all obligations and covenants under the Indenture and the debt securities.

Redemption

If and to the extent specified in an applicable prospectus supplement, the debt securities of a series will be subject to redemption at the time or times specified therein, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice. Notice of redemption of the debt securities of such series will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

We will file with the Trustee, within 15 days after it files them with the SEC, copies of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Exchange Act. If we are not required to file such information, documents or reports with the SEC, then we will file with the Trustee such periodic reports as we file with the securities commission or corresponding securities regulatory authority in the Province of Alberta within 15 days after we file them with such securities commissions or securities regulatory authorities.

Events of Default

Unless otherwise specified in an applicable prospectus supplement relating to a particular series of debt securities, the following events are defined in the Indenture as “Events of Default” with respect to debt securities of any series:

•	our failure to pay when due the principal of or premium (if any) on any debt securities or, if the debt securities are convertible into other securities, any amounts due upon the conversion of the debt securities;

•	our failure, continuing for 30 days, to pay any interest due on any debt securities;

•	the breach or violation of any covenant or agreement which affects or is applicable to the securities of that series which continues for a period of 90 days after notice from the Trustee or from holders of at least 25% in principal amount of all outstanding debt securities of any series affected thereby;

•	certain events of bankruptcy, insolvency or reorganization involving us; or

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•	any other Event of Default provided with respect to debt securities of that series.

If an Event of Default occurs and is continuing with respect to any series of debt securities, then and in every such case the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such affected series may, subject to any subordination provisions thereof, declare the entire principal amount (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in the terms of that series) of all debt securities of such series and all interest thereon to be immediately due and payable. If, however, the event of default is an event of bankruptcy, insolvency or reorganization, the principal amount of the series of securities shall automatically become immediately due and payable. However, at any time after a declaration of acceleration with respect to any series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series (or in the case of certain events of bankruptcy, insolvency or reorganization, the holders of all outstanding debt securities), by written notice to us and the Trustee under certain circumstances (which include payment or deposit with the Trustee of outstanding principal, premium and interest, unless the prospectus supplement applicable to an issue of debt securities otherwise provides), may rescind and annul such acceleration.

The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding debt securities of all series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of all series affected by such Event of Default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series affected by such Event of Default, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series affected by such Event of Default have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

Modification and Waiver

Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series:

•	change the stated maturity of the principal of, or any installment of interest, if any, on any debt security;

•	reduce the principal amount of, or the premium, if any, or the rate of interest, if any, on any debt security;

•	change the place of payment;

•	change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	adversely affect any right to convert or exchange any debt security;

•	reduce the percentage of principal amount of outstanding debt securities of such series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	modify the provisions of the Indenture relating to subordination in a manner that adversely affects the rights of the holders of debt securities; or

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•	modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the Indenture, including the covenants and Events of Default. The holders of a majority in principal amount of outstanding debt securities of any series may waive any past Event of Default under the Indenture with respect to that series, except an Event of Default in the payment of the principal of (or premium, if any) and interest, if any, on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. The Indenture or the debt securities may be amended or supplemented, without the consent of any holder of debt securities, in order, among other purposes, to cure any ambiguity or inconsistency or to make any change that does not have an adverse effect on the rights of any holder of debt securities.

Defeasance

The Indenture provides that, at our option, we will be discharged from any and all obligations in respect of the outstanding debt securities of any series upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding debt securities of such series (“Defeasance”) (except with respect to the authentication, transfer, exchange or replacement of debt securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture). Such trust may only be established if, among other things:

•	we have delivered to the Trustee an opinion of counsel in the United States stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

•	we have delivered to the Trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency (“CRA”) to the effect that the holders of such outstanding debt securities of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding debt securities of such series include holders who are not resident in Canada);

•	no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit;

•	we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada);

•	we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and

•	other customary conditions precedent are satisfied.

We may exercise our Defeasance option notwithstanding our prior exercise of our Covenant Defeasance option described in the following paragraph if we meet the conditions described in the preceding sentence at the time we exercise the Defeasance option.

The Indenture provides that, at our option, we may omit to comply with covenants, including the covenants described above under the heading “Description of Debt Securities—Covenants”, and such omission shall not be deemed to be an Event of Default under the Indenture and the outstanding debt securities upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding debt securities (“Covenant Defeasance”). If we exercise our Covenant Defeasance option, the obligations under the Indenture other than with respect to such covenants and the Events of Default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things:

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•	we have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•	we have delivered to the Trustee an opinion of counsel in Canada or a ruling from the CRA to the effect that the holders of such outstanding debt securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding debt securities include holders who are not resident in Canada);

•	no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit;

•	we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada);

•	we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and

•	other customary conditions precedent are satisfied.

Consent to Jurisdiction and Service

Under the Indenture, we agree to appoint CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as our authorized agent for service of process in any suit or proceeding arising out of or relating to the debt securities or the Indenture and for actions brought under federal or state securities laws in any federal or state court located in the city of New York, and irrevocably submit to such jurisdiction.

Governing Law

The debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters or dealers and also may sell securities directly to purchasers pursuant to applicable statutory exemptions or through agents. Only those underwriters, dealers or agents named in a prospectus supplement will be the underwriters, dealers or agents in connection with the securities offered thereby.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or non-fixed prices, which may be changed, at market prices prevailing at the time of sale, or at prices to be negotiated with purchasers, underwriters, dealers or agents, as applicable.

The prospectus supplement relating to a particular offering of securities will also set forth the terms of the offering of the securities, including to the extent applicable, the initial offering price, the proceeds to us, the name or names of any underwriter, dealers or agents, the underwriting concessions or commissions, and any fees, discounts or concessions to be allowed or re-allowed to such underwriters, dealers or agents.

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In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid out of our general funds. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

Any offering of debt securities will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, there is no market through which the debt securities, preferred shares or warrants may be sold and purchasers may not be able to resell debt securities, preferred shares or warrants purchased under this short form prospectus or the applicable prospectus supplement. This may affect the pricing of the debt securities, preferred shares or warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Certain dealers may make a market in the debt securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the debt securities or as to the liquidity of the trading market, if any, for the debt securities.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the original course of business.

In connection with any offering of securities, underwriters who participate in the distribution of securities may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

CERTAIN INCOME TAX CONSIDERATIONS

Owning any of our securities may subject you to tax consequences both in the United States and Canada. Although the applicable prospectus supplement may describe certain Canadian and United States federal income tax consequences of the acquisition, ownership and disposition of any securities offered under this prospectus by an initial investor, the prospectus supplement may not describe these tax consequences fully. You should consult your own tax advisor with respect to your particular circumstances.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to any offering of securities, certain legal matters relating to the offering of the securities will be passed upon for us by Bennett Jones LLP. Certain U.S. legal matters, to the extent they are addressed in any prospectus supplement, will be passed upon for us by Haynes and Boone, LLP.

The partners and associates of each of Bennett Jones LLP and Haynes and Boones, LLP, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding securities as at the date hereof.

EXPERTS

Our Annual Financial Statements, together with the notes thereto, incorporated by reference into this short form prospectus, have been audited by PricewaterhouseCoopers, chartered accountants, as indicated in their report dated February 27, 2013 also incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing. PricewaterhouseCoopers was first appointed as our auditor on June 6, 2005. For information regarding PricewaterhouseCoopers, see “Interests of experts” in the annual information form dated February 27, 2013 for the year ended December 31, 2012.

Information relating to our resources incorporated by reference into this prospectus was evaluated by GLJ Petroleum Consultants Limited, as independent qualified reserves evaluators, and incorporated by reference herein in reliance upon the authority of said firm as experts in resources. For information regarding GLJ Petroleum Consultants Limited, see “Interests of experts” in the annual information form for the year ended December 31, 2012.

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DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the Registration Statement of which the prospectus forms a part: (i) the documents referred to under the heading “Documents Incorporated by Reference”; (ii) the consent of PricewaterhouseCoopers; and (iii) the consent of GLJ Petroleum Consultants Limited.

AVAILABLE INFORMATION

Copies of the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary (telephone: +65 6507 0222), or by accessing the disclosure documents available through SEDAR which can be accessed at www.sedar.com, for Canadian filings, and the EDGAR system, which can be accessed at www.sec.gov, for U.S. filings.

We are subject to the informational requirements of the U.S. Exchange Act, and in accordance therewith file reports and other information with the SEC. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Our auditors are PricewaterhouseCoopers, Sydney, Australia.

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. of Canada at its principal transfer office in Toronto, Ontario.

PURCHASER’S STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus, the accompanying prospectus supplement relating to securities purchased by a purchaser and any amendment thereto. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price of damages if the prospectus, the accompanying prospectus supplement relating to securities purchased by a purchaser and any amendment thereto contains a misrepresentation or are not delivered to the purchaser, provided that the remedies for rescission, revision of price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

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AUDITORS’ CONSENT

We have read the short form base shelf prospectus of InterOil Corporation (the “Company”) dated February 28, 2013 relating to the qualification for distribution of up to $1,000,000,000 aggregate initial offering price of certain common shares, debt securities, preferred shares and warrants of the Company. We have complied with Canadian generally accepted auditing standards for an auditor’s involvement with offering documents.

We consent to being named and to the incorporation by reference in the above-mentioned prospectus of our report to the shareholders of the Company on the audited balance sheets of the Company as at December 31, 2012, December 31, 2011 and December 31, 2010 and the consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the three years ended December 31, 2012, 2011 and 2010. Our report is dated February 27, 2013.

Sydney, Australia	(signed) “PricewaterhouseCoopers”
February 28, 2013	CHARTERED ACCOUNTANTS

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CERTIFICATE OF THE CORPORATION

Dated: February 28, 2013

This short form prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities legislation in the Province of Alberta.

“Phil E. Mulacek”	“Collin F. Visaggio”
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

“Ford Nicholson”	“Gaylen Byker”
Director	Director

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Sections 5.1 to 5.4 of the Bylaws of the Company provides, with regard to indemnity and insurance under the Business Corporations Act of the Yukon Territory, Canada (the “Act”), in part as follows:

“5.1 Indemnification of Directors and Officers against actions by Third Parties.  Except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that Corporation or body corporate, if:

a) He acted honestly and in good faith with a view to the best interests of the Corporation; and

b) In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

5.2 Indemnification of Directors and Officers against actions by the Corporation.  The Corporation shall, with the approval of the Supreme Court of the Yukon Territory, indemnify a person referred to in paragraph 5.1 in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in subparagraphs 5.1(a) and (b).

5.3 Right of Indemnity not Exclusive.  The provisions for indemnification contained in the Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to an action in his official capacity and as to an action in any other capacity while holding such office. This section shall also apply to a person who has ceased to be a director or officer, and shall enure to the benefit of the heirs and legal representatives of such person.

5.4 Insurance.  Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as the Board may from time to time determine.”

The provisions of sections 5.1 and 5.2 of the Company’s by-laws are in accordance with sections 126 (1) and (2) of the Act, which deal with Indemnification of Directors and Officers against actions by Third Parties and Indemnification of Directors and Officers against actions by the Corporation, respectively.

The provisions of section 5.4 of the Company’s by-laws are subject to the provisions of section 126(4) of the Act which provides that the insured must have acted honestly and in good faith with a view to the best interests of the Company.”

Insofar as indemnification for liabilities arising from the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

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EXHIBIT INDEX

Exhibit Number	Description
4.1	The information circular of InterOil, dated May 22, 2012, relating to our annual general meeting of shareholders held on June 15, 2012 (incorporated by reference to the Registrant’s Current Report on Form 6-K filed with the Commission on May 18, 2012 (file no. 001-32179)).
4.2	The annual information form of InterOil, dated February 27, 2013, for the year ended December 31, 2012 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on February 27, 2013 (file no. 001-32179)).
4.3	Management’s discussion and analysis of InterOil dated February 27, 2013 for the year ended December 31, 2012 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on February 27, 2013 (file no. 001-32179)).
4.4	The audited consolidated balance sheets as at December 31, 2012, 2011 and 2010, and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2012, together with the auditors’ report thereon dated February 27, 2013 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on February 27, 2013 (file no. 001-32179)).
4.5	Indenture, dated August 6, 2008, between InterOil and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-10 filed with the Commission on August 7, 2008 (registration no. 333-152459)).
4.6	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A. on Form T-1*
23.1	Consent of PricewaterhouseCoopers*
23.2	Consent of GLJ Petroleum Consultants Limited*
24.1	Power of Attorney (included on the signature page of this Registration Statement)

_________________

*	Filed herewith

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING.

The Company undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS.

Concurrently with the filing of this Registration Statement on Form F-10, the Company is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cairns, State of Queensland, Australia, on the 28th day of February, 2013.

INTEROIL CORPORATION

By:	/s/ PHIL E. MULACEK
Phil E. Mulacek
Chief Executive Officer

POWER OF ATTORNEY

NOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Phil E. Mulacek and Collin Visaggio as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form F-10 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto (and, in addition, any post effective amendments), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the 28th day of February, 2013.

/s/ PHIL E. MULACEK	Chief Executive Officer
Phil E. Mulacek	(Principal Executive Officer)

/s/ COLLIN F. VISAGGIO	Chief Financial Officer
Collin F. Visaggio	(Principal Financial Officer and Principal Accounting Officer)

/s/ CHRISTIAN M. VINSON	Director; Executive Vice President
Christian M. Vinson	Corporate Development & Government Affairs

/s/ ROGER LEWIS	Director
Roger Lewis

/s/ ROGER N. GRUNDY	Director
Roger N. Grundy

/s/ GAYLEN J. BYKER	Director
Gaylen J. Byker

/s/ FORD NICHOLSON	Director
Ford Nicholson

/s/ SIR RABBIE NAMALIU	Director
Sir Rabbie Namaliu

/s/ SAMUEL DELCAMP	Director
Samuel Delcamp

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(1) of the Securities Act of 1933, as amended, the Authorized Representative has signed this Registration Statement solely in its capacity as the duly authorized representative of InterOil Corporation in the United States, in the City of Cairns, State of Queensland, Australia on February 28, 2013.

By:	/s/ PHIL E. MULACEK
Phil E. Mulacek
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
4.1	The information circular of InterOil, dated May 22, 2012, relating to our annual general meeting of shareholders held on June 15, 2012 (incorporated by reference to the Registrant’s Current Report on Form 6-K filed with the Commission on May 18, 2012 (file no. 001-32179)).
4.2	The annual information form of InterOil, dated February 27, 2013, for the year ended December 31, 2012 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on February 27, 2013 (file no. 001-32179)).
4.3	Management’s discussion and analysis of InterOil dated February 27, 2013 for the year ended December 31, 2012 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on February 27, 2013 (file no. 001-32179)).
4.4	The audited consolidated balance sheets as at December 31, 2012, 2011 and 2010, and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2012, together with the auditors’ report thereon dated February 27, 2013 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on February 27, 2013 (file no. 001-32179)).
4.5	Indenture, dated August 6, 2008, between InterOil and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-10 filed with the Commission on August 7, 2008 (registration no. 333-152459)).
4.6	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A. on Form T-1*
23.1	Consent of PricewaterhouseCoopers*
23.2	Consent of GLJ Petroleum Consultants Limited*
24.1	Power of Attorney (included on the signature page of this Registration Statement)

______________

*	Filed herewith
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